Exhibit 99.1
                                                                   ------------

FOR IMMEDIATE RELEASE

                 McLeodUSA Reports Second Quarter 2005 Results

   o  Continued strong operational performance and cash management
   o  Recorded non-cash charge of $202MM related to asset impairment review
   o Company focused on capital restructuring with no recovery expected for preferred or common stockholders

CEDAR RAPIDS, Iowa - August 9, 2005 - McLeodUSA Incorporated, one of the nation's largest independent, competitive telecommunications services providers, today reported financial and operating results for the quarter ended June 30, 2005.

Total revenues for the quarter ended June 30, 2005 were $159.7 million compared to $160.5 million in the first quarter of 2005 and $191.9 million in the second quarter of 2004. In the second quarter of 2005, long distance and local revenue per customer increased slightly due to higher wholesale volume and private line and data revenue per customer increased by 1.2%, however, these increases were offset by a reduction in total customers for the quarter.

Gross margin for the second quarter of 2005 was $67.5 million compared to $67.2 million in the first quarter of 2005 and $86.6 million in the second quarter of 2004. Gross margin as a percentage of revenue for the second quarter was 42.3%, compared with 41.9% in the first quarter of 2005 and 45.1% in the second quarter of 2004. Gross margin in the second quarter of 2004 included various favorable settlements of approximately $6 million.

SG&A expenses for the second quarter of 2005 were $53.7 million compared to $56.7 million in the first quarter of 2005 and $68.5 million in the second quarter of 2004 as the Company continues to realize the benefits of its ongoing process improvement programs and other actions taken to reduce non-essential expenses. Adjusted EBITDA in the second quarter of 2005 was $13.8 million. This amount included an unfavorable impact of approximately $4.0 million related to various settlements, which were partially offset by higher access billings in the second quarter. The $13.8 million Adjusted EBITDA in the second quarter compared to $10.5 million in the first quarter of 2005 and $18.1 million in the second quarter of 2004. In the second quarter, the Company incurred $4.8 million in restructuring charges related to financial and legal advisors supporting the Company's pursuit of strategic alternatives or capital restructuring.

Consistent with the Company's current focus on a capital restructuring and in accordance with certain accounting standards and prescribed procedures, the Company performed analyses related to the deemed recoverability of its property and equipment and carrying value of selected intangible assets. As a result, a non-cash impairment charge of $202.5 million was recorded in the second quarter. Net loss for the second quarter of 2005, including the impairment charge, was $(268.0) million, or a loss per common share of $(0.86), versus $(97.5) million in the first quarter of 2005 and $(82.2) million in the second quarter of 2004.

The Company's excellent operational performance continued in the second quarter of 2005. The customer satisfaction rating for the quarter was 95%, billing accuracy remained at 99.9% and the Company continued to consistently achieve 99.999% network reliability, all in line with Company goals.

Customer platform mix at the end of the second quarter was 74% UNE-L, 4% resale and 22% UNE-P versus 69%, 4% and 27%, respectively, at the end of the second quarter of 2004. Business customer line turnover was 2.2% in the second quarter of 2005 compared to 2.0% in the first quarter of 2005 and 2.2% in the second quarter of 2004. Total customer line turnover in the second quarter was 2.3% versus 2.1% in the first quarter of 2005 and 2.5% in the second quarter of 2004.

The Company ended the quarter with $33.4 million of cash on hand. Total capital expenditures for the second quarter of 2005 were $9.1 million principally in support of the Company's VoIP Dynamic Integrated Access rollout and sustaining the existing voice and data networks. The Company was in full compliance with the terms of the forbearance agreement with its lenders in the second quarter of 2005.

Capital Restructuring
---------------------

As recently announced, the Company and its lenders agreed to extend until September 9, 2005 the forbearance agreement initially entered into on March 16, 2005 and previously extended to July 21, 2005. Under the terms of the forbearance agreement, the lenders continue to agree not to take any action as a result of non-payment by the Company of certain principal and interest payments due on or before September 9, 2005 or any related events of default that occur through September 9, 2005.

As previously announced, the Company is working with its lenders to effectuate a capital restructuring where the lenders would convert a substantial portion of their debt to equity and become the Company's stockholders. None of the restructuring alternatives under evaluation provide any recovery for the Company's current preferred or common stockholders. Therefore, the Company does not expect holders of its preferred or common stock to receive any recovery in a capital restructuring. In addition, there can be no assurance that the Company will be able to reach an agreement with its lenders regarding a capital restructuring on terms and conditions acceptable to the Company prior to the end of the forbearance period on September 9, 2005.

The Company continues to believe that by not making principal and interest payments on the credit facilities, cash on hand together with cash flows from operations are sufficient to maintain operations in the ordinary course without disruption of services or negative impact on its customers or suppliers. McLeodUSA remains committed to continuing to provide the highest level of service to its customers and to maintaining its strong supplier relationships.


About McLeodUSA
---------------

McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities-based telecommunications provider with, as of June 30, 2005, 38 ATM switches, 38 voice switches, 698 collocations, 432 DSLAMs and approximately 2,072 employees. Visit the Company's Web site at www.mcleodusa.com

(1)Non-GAAP Financial Measures
------------------------------

To provide further clarification, the Company has begun using the term Adjusted EBITDA as a replacement for EBITDA. Adjusted EBITDA is a non-GAAP financial measure used by management to evaluate the effectiveness of the Company's operating performance and to enhance the comparability between periods. EBITDA is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as defined by McLeodUSA, further removes the effects of other income and expense, and restructuring and impairment charges. Management removes the effects of other income and expense, and restructuring and impairment charges from Adjusted EBITDA because it does not believe that such items are representative of the core operating results of the Company's ongoing competitive telecommunications activities. For a facilities-based telecommunications services provider like McLeodUSA with high initial capital investments required in order to gain entry to the industry, management believes that omitting depreciation and amortization from Adjusted EBITDA provides a relevant and useful measure of the Company's core operating performance and enhances comparability between periods. Management believes that non-GAAP measures such as Adjusted EBITDA are commonly reported and used by analysts, investors and other interested parties in the telecommunications industry. Adjusted EBITDA is reconciled to net loss, the most comparable GAAP measure, within the table presented below. McLeodUSA's use of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in the telecommunications industry. The use of Adjusted EBITDA is not intended to replace measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

                                                                                Three months ended
                                                           --------------------------------------------------------------
    (In millions)                                            June 30, 2005         Mar 31, 2005         June 30, 2004
                                                           -------------------  -------------------   -------------------
    Reconciliation of Adjusted EBITDA:
    Net Loss.............................................          $  (268.0)           $   (97.5)            $   (82.2)
    Interest expense.....................................               19.5                 14.4                  11.6
    Other non-operating expense..........................                0.5                  0.3                   0.5
    Restructuring charges (adjustment)...................                4.8                  2.0                  (0.2)
    Impairment charge....................................              202.5                    -                     -
    Depreciation and amortization........................               54.5                 91.3                  88.4
                                                           -------------------  -------------------   -------------------
        Adjusted EBITDA..................................          $    13.8            $    10.5             $    18.1
                                                           ===================  ===================   ===================


                                                                                Six months ended
                                                                   --------------------------------------------
    (In millions)                                                     June 30, 2005          June 30, 2004
                                                                   ---------------------  ---------------------
    Reconciliation of Adjusted EBITDA:
    Net loss......................................................          $    (365.6)          $    (173.7)
    Interest expense..............................................                 33.9                  22.8
    Other non-operating expense...................................                  0.8                   0.9
    Restructuring charges (adjustment)............................                  6.9                  (0.2)
    Impairment charge.............................................                202.5                     -
    Depreciation and amortization.................................                145.8                 178.6
                                                                   ---------------------  ---------------------
        Adjusted EBITDA...........................................          $      24.3           $      28.4
                                                                   =====================  =====================

Gross margin is another financial measure that management uses to evaluate operating performance. Gross margin, which is calculated as revenues less cost of service, excludes depreciation and amortization expenses. Cost of service includes expenses directly associated with providing telecommunications services to its customers. Costs classified as cost of service include, among other items, the cost of connecting customers to the McLeodUSA network via leased facilities, the costs paid to third party providers for interconnect access and transport services, the costs of leasing components of network facilities and the cost of fiber related to sales and leases of network facilities. Gross margin is reconciled to net loss, the most comparable GAAP measure, within the table presented below.

                                                                                Three months ended
                                                           --------------------------------------------------------------
    (In millions)                                            June 30, 2005         Mar 31, 2005         June 30, 2004
                                                           -------------------  -------------------   -------------------
    Reconciliation of Gross Margin:
    Net loss.............................................          $  (268.0)           $   (97.5)            $   (82.2)
    Interest expense.....................................               19.5                 14.4                  11.6
    Other non-operating expense..........................                0.5                  0.3                   0.5
    Restructuring charges................................                4.8                  2.0                  (0.2)
    Impairment charge....................................              202.5                    -                     -
    Depreciation and amortization........................               54.5                 91.3                  88.4
    Selling, general and administrative..................               53.7                 56.7                  68.5
                                                           -------------------  -------------------   -------------------
        Gross Margin.....................................          $    67.5            $    67.2             $    86.6
                                                           ===================  ===================   ===================


                                                                                Six months ended
                                                                   --------------------------------------------
    (In millions)                                                     June 30, 2005          June 30, 2004
                                                                   ---------------------  ---------------------
    Reconciliation of Gross Margin:

    Net loss......................................................          $    (365.6)          $    (173.7)
    Interest expense..............................................                 33.9                  22.8
    Other non-operating expense...................................                  0.8                   0.9

    Restructuring charges (adjustment)............................                  6.9                  (0.2)
    Impairment charge.............................................                202.5                     -
    Depreciation and amortization.................................                145.8                 178.6
    Selling, general and administrative...........................                110.4                 144.2
                                                                   ---------------------  ---------------------
        Gross Margin..............................................          $     134.7           $     172.6
                                                                   =====================  =====================


Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements may include projections of financial and operational results and goals, including revenue, EBITDA, Adjusted EBITDA, profitability, savings and cash. In some cases, you can identify these so-called "forward-looking statements" by our use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "intend" or "potential" or the negative of those words and other comparable words. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions. Factors that could cause actual results to differ materially from the forward-looking statements include technological, regulatory, public policy or other developments in our industry, availability and adequacy of capital resources, our ability to continue as a going concern, our ability to implement a strategic transaction or a capital restructuring, current and future economic conditions, the existence of strategic alliances, our ability to generate cash, our ability to implement process and network improvements, our ability to attract and retain customers, our ability to migrate traffic to appropriate platforms and changes in the competitive climate in which we operate. These and other risks are described in more detail in our most recent Annual Report on Form 10-K filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Contact:
McLeodUSA Incorporated, Cedar Rapids, IA
Investor Contact: Bryce Nemitz
Press Contact: Bruce Tiemann
Phone: (319) 790-7800

McLeodUSA Incorporated and Subsidiaries Condensed Consolidated Statements of Operations (In millions, except per share data) (UNAUDITED)

                                                                     Three months ended      Three months ended
                                                                        June 30, 2005          June 30, 2004
                                                                    ----------------------------------------------
Revenue                                                                     $     159.7             $     191.9

Operating expenses:
    Cost of service (exclusive of depreciation and amortization
        shown separately below)                                                    92.2                   105.3
    Selling, general and administrative                                            53.7                    68.5
    Depreciation and amortization                                                  54.5                    88.4
    Impairment charge                                                             202.5                       -
    Restructuring charges (adjustment)                                              4.8                    (0.2)
                                                                    ---------------------- -----------------------
        Total operating expenses                                                  407.7                   262.0
                                                                    ---------------------- -----------------------
        Operating loss                                                           (248.0)                  (70.1)
                                                                    ---------------------- -----------------------

Nonoperating expense:
    Interest expense, net of amounts capitalized                                  (19.5)                  (11.6)
    Other expense                                                                  (0.5)                   (0.5)
                                                                    ---------------------- -----------------------
        Total nonoperating (expense) income                                       (20.0)                  (12.1)
                                                                    ---------------------- -----------------------
        Net loss                                                            $    (268.0)            $     (82.2)
                                                                    ---------------------- -----------------------
Preferred stock dividend                                                           (0.4)                   (0.8)
                                                                    ---------------------- -----------------------
        Net loss applicable to common shares                                $    (268.4)            $     (83.0)
                                                                    ====================== =======================

Basic and diluted loss per common share                                     $     (0.86)            $     (0.28)
                                                                    ====================== =======================
Weighted average common shares outstanding                                        313.2                   292.2
                                                                    ====================== =======================


McLeodUSA Incorporated and Subsidiaries Condensed Consolidated Statements of Operations (In millions, except per share data) (UNAUDITED)

                                                                     Three months ended      Three months ended
                                                                        June 30, 2005          June 30, 2004
                                                                    ----------------------------------------------
Revenue                                                                     $     320.2             $     385.5

Operating expenses:
    Cost of service (exclusive of depreciation and amortization
        shown separately below)                                                   185.5                   212.9
    Selling, general and administrative                                           110.4                   144.2
    Depreciation and amortization                                                 145.8                   178.6
    Impairment charge                                                             202.5                       -
    Restructuring charges (adjustment)                                              6.9                    (0.2)
                                                                    ---------------------- -----------------------
        Total operating expenses                                                  651.1                   535.5
                                                                    ---------------------- -----------------------
        Operating loss                                                           (330.9)                 (150.0)
                                                                    ---------------------- -----------------------

Nonoperating expense:
    Interest expense, net of amounts capitalized                                  (33.9)                  (22.8)
    Other expense                                                                  (0.8)                   (0.9)
                                                                    ---------------------- -----------------------
        Total nonoperating expense                                                (34.7)                  (23.7)
                                                                    ---------------------- -----------------------
        Net loss                                                            $    (365.6)            $    (173.7)
                                                                    ---------------------- -----------------------
Preferred stock dividend                                                           (0.8)                   (1.6)
                                                                    ---------------------- -----------------------
        Net loss applicable to common shares                                $    (366.4)            $    (175.3)
                                                                    ====================== =======================

Basic and diluted loss per common share                                     $     (1.18)            $     (0.60)
                                                                    ====================== =======================
Weighted average common shares outstanding                                        310.8                 291.6
                                                                    ====================== =======================

McLeodUSA Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

                                                                   June 30, 2005             December 31, 2004
                                                               -----------------------     -----------------------
                                                                    (unaudited)
ASSETS
Current Assets
    Cash and cash equivalents                                      $            33.4           $            50.0
    Trade receivables, net                                                      54.9                        58.6
    Prepaid expense and other                                                   14.7                        19.9
                                                               -----------------------     -----------------------
    Total Current Assets                                                       103.0                       128.5
                                                               -----------------------     -----------------------

Non-current Assets
    Property and equipment, net                                                454.4                       728.7
    Other intangibles, net                                                      98.2                       144.9
    Other non-current assets                                                    18.4                        23.7
                                                               -----------------------     -----------------------
    Total Non-current Assets                                                   571.0                       897.3
                                                               -----------------------     -----------------------

    Total Assets
                                                                   $           674.0           $         1,025.8
                                                               =======================     =======================

LIABILITIES AND EQUITY
Current Liabilities
    Current maturities of long-term debt                           $           777.3                        49.5
    Accounts payable                                                            36.7                        39.6
    Deferred revenue, current portion                                            6.8                         6.8
    Other current liabilities                                                  110.0                        95.1
                                                               -----------------------     -----------------------
    Total Current Liabilities                                                  930.8                       191.0
                                                               -----------------------     -----------------------

Long-term Liabilities
    Long-term debt, excluding current maturities                                   -                       727.8
    Deferred revenue less current portion                                       17.9                        17.0
    Other long-term liabilities                                                 62.3                        61.4
                                                               -----------------------     -----------------------
    Total Long-term Liabilities                                                 80.2                       806.2
                                                               -----------------------     -----------------------

Redeemable Convertible Preferred Stock                                          43.0                        75.4

Stockholders' Equity                                                          (380.0)                      (46.8)
                                                               -----------------------     -----------------------

    Total Liabilities and Equity
                                                                   $           674.0           $         1,025.8
                                                               =======================     =======================

McLeodUSA Incorporated and Subsidiaries
Selected Telecommunications Statistical Data

                                                        ------------------    -------------------    -------------------
                                                             6/30/04               3/31/05                6/30/05
                                                        ------------------    -------------------    -------------------
Active central offices                                              1,692                  1,647                  1,608

Collocations                                                          696                    699                    698

Switches owned
        CO / LD                                                        39                     39                     38
        ATM / Frame Relay                                              38                     38                     38

DSLAMs installed                                                      435                    432                    432

Total Competitive:
        Customers                                                 369,282                337,358                332,461
        Access Units / Customer                                       2.8                    2.8                    2.8

Revenue per Customer / Month
        Local                                                 $    111.97*          $     100.51           $     101.15
        Long distance                                               30.11                  33.29                  33.50
        Private line & data                                         32.11                  32.49                  32.88
                                                        ------------------    -------------------    -------------------
        Total                                                 $    174.19           $     166.29           $     167.53
                                                        ==================    ===================    ===================

Platform Distribution
        Resale                                                         4%                     4%                     4%
        UNE-M/P                                                       27%                    24%                    22%
        UNE-L                                                         69%                    72%                    74%
                                                        ------------------    -------------------    -------------------
        Total                                                        100%                   100%                   100%
                                                        ==================    ===================    ===================

*Excluding second quarter rate settlement, local revenue per customer was $105.67.